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                                                                    EXHIBIT 23.2

                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc. (the "Company"), Registration Statement on Form S-8 (No. 33-80844), Registration Statement on Form S-8 (No. 33-80846), Registration Statement on Form S-8 (No. 33-80848), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), and Registration Statement on Form S-3 (No. 33-86310), of our report dated January 17, 1997 on our audit of the remaining proved reserves attributable to the properties owned by the Company as of December 31, 1996.

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

March 6, 1997